                                                                    Exhibit 2(b)
                                                                    ------------

                                    BYLAWS
                                    ------

                                      OF
                                      --

                     FIRST COMMUNITY FINANCIAL CORPORATION
                     -------------------------------------
                   (amended and restated February 12, 2002)

                                   Article 1

                              CORPORATION OFFICE

     Section 1.1 The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not be, the same as its place of business and at an address to be designated from time to time by the Board of Directors.

     Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   Article 2

                             SHAREHOLDERS MEETINGS

     Section 2.1 All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the board of Directors.

     Section 2.2 The Annual Meeting of the shareholders shall be held during the month of April, in each year, at such date and time as the board of Directors shall fix, at the principal office of the Corporation or at any other place in the Commonwealth. The election of directors shall be held at each such meeting. If for any reason no election of directors is held on that day, the meeting may be adjourned as provided in the Pennsylvania Business Corporation Law.

     Section 2.3 Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, a majority of the Board of Directors or of its Executive Committee or by shareholders entitled to cast at least twenty (20%) percent of the votes which all shareholders are entitled to cast at the particular meeting. If such request is addressed to the Secretary, it shall be signed by the persons making the same and shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, the person or persons making the request may issue the call.

     Section 2.4 Written notice of all meetings other than adjourned meetings of shareholders, stating the place, date and hour, and, in case of special meetings of shareholders, the purpose thereof, shall be served upon, or mailed, postage prepaid, at least five (5) days before such meeting, unless a greater period of notice is required by statute or by these Bylaws, to each shareholder entitled to vote there at such address as appears on the transfer books of the Corporation.
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     Section 2.5  No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof) or authorized officer of the Corporation, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of the corporation (A) who is a shareholder of record or beneficial owner on the date of the giving of the notice provided for in this Article 2 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Article 2.

     Section 2.6 In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, which notice is not withdrawn by such shareholder at or prior to such annual meeting.

     Section 2.7 To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is
              --------  -------
called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10/th/) day following the day on which such notice of the date of the annual meeting was mailed.

     Section 2.8 To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder,
(iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     Section 2.9 No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Article 2. If the chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

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                                   Article 3

                            QUORUM OF SHAREHOLDERS

     Section 3.1 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute, the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding 15 days as the holders of a majority of the shares present, in person or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                                   Article 4

                                 VOTING RIGHTS

     Section 4.1 Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting.

     Section 4.2 Votes shall be taken by ballot if so directed by the chairman of the meeting, or if a shareholder demands, before the vote begins, that it be taken by ballot. Otherwise, votes shall be taken by voice vote or by show of hands, as directed by the chairman of the meeting.

                                   Article 5

                                    PROXIES

     Section 5.1 Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another

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person or persons to act for him by proxy.  Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                                   Article 6

                                  RECORD DATE

     Section 6.1  The Board of Directors may fix a time, not more than ninety
(90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                                   Article 7

                                  VOTING LIST

     Section 7.1 The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete alphabetical list of the shareholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shall be kept on

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file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholders during the entire meeting. The original transfer books for shares of the Corporation, or a duplicate thereof kept in this Commonwealth, shall be prima facia evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

                                   Article 8

                              JUDGES OF ELECTION

     Section 8.1 In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness of all shareholders, and if requested by the Chairman of the meeting or any shareholder or his proxy, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

                                   Article 9

                  CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

     Section 9.1 No action of the shareholders shall be taken by either unanimous consent or partial written consent or other consent in lieu of a meeting.

                                  Article 10

                                   DIRECTORS

     Section 10.1 Nominations for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors with authority to do so or by any shareholder of record entitled to vote in the election of Directors who is a shareholder at the record date of the meeting and also on the date of the meeting at which Directors are to be elected; provided, however, that any shareholder who intends to nominate or to cause to have nominated any candidate for election to the board of Directors (other than any candidate proposed by the Corporation's then existing Board of Directors) shall so notify the Secretary of the Corporation in writing not less than sixty (60) days nor more than ninety (90) days prior to

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the anniversary date of the immediately preceding annual meeting of shareholders provided, however,  that in the event that the annual meeting is called for a
--------  -------
date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed. Such notification shall contain the following information to the extent known by the notifying shareholder:

     (a) the name and address of each proposed nominee;

     (b) the age of each proposed nominee;

     (c) the principal occupation of each proposed nominee;

     (d) the number of shares of the Corporation owned by each proposed nominee;

     (e) the total number of shares that to the knowledge shareholder will be voted for each proposed of the nominating nominee;

     (f) the name and residence of the nominating shareholder; and

     (g) the number of shares of the Corporation owned by the nominating shareholder.

     Any nomination for director not made in accordance with this Section shall be disregarded by the chairman of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.

     Section 10.2 The number of directors that shall constitute the whole Board of Directors shall not be less than seven nor more than twenty-five. The Board of Directors shall be classified into three classes, each class to be elected for a term of three years. The terms of the respective classes shall expire in successive years as provided in Section 10.3 hereof. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classification. The Directors shall be natural persons of full age, Pennsylvania residents and own at least 500 shares of the Common Stock of the Corporation as determined by the voting list made under the provisions of
Article 7. No person who is 72 years of age or older at the time of the meeting at which he or she is to be elected (except Mrs. Doty and Messrs. McLaughlin, Metz, Miller, Mummah, Schlegel, Sheaffer and Shearer) shall be elected a Director.

     Section 10.3 At the 1985 annual meeting of shareholders of the Corporation, the shareholders shall elect eleven directors as follows: three Class A directors to serve until the

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1986 annual meeting of shareholders, four Class B directors to serve until the
1987 annual meeting of shareholders, and four Class C directors to serve until the 1988 annual meeting of shareholders. Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

     Section 10.4 The Board of Directors may declare vacant the office of a director if he is declared of unsound mind by an order of court or convicted of felony or for any other proper cause or if, within thirty days after notice of election, he does not accept such office either in writing or by attending a meeting of the Board of Directors.

                                  Article 11

                        VACANCIES ON BOARD OF DIRECTORS

     Section 11.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled in by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

                                  Article 12

                         POWERS OF BOARD OF DIRECTORS

     Section 12.1 The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

     Section 12.2 The Board of Directors shall have the power and authority to appoint an Executive Committee and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the Corporation. The Executive Committee shall consist of the Chairman of the Board, if any, the Chief Executive Officer and not less than two nor more than three other directors (which other directors shall not be employees of the Corporation or any of its subsidiaries). The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of the Chairman of the Board or the Chief Executive Officer. A majority of members of the Executive Committee shall constitute a quorum. The Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between meetings of the Board of Directors as far as may be permitted by law.

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     Section 12.3  The Board of Directors may appoint one of its members as the
Chairman of the Board of Directors, who shall preside at all meetings of the Board of Directors and of the Shareholders and may exercise such powers and duties as may, from time to time, be conferred upon or assigned to him by the Board of Directors.

                                  Article 13

                      MEETINGS OF THE BOARD OF DIRECTORS

     Section 13.1 An organization meeting may be held immediately following the annual meeting of shareholders without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

     Section 13.2 Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all person participating in the meeting can hear one another.

     Section 13.3 Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on twenty-four hours' notice to each director, either personally or by mail, facsimile or telephone; a special meeting shall be called by the Chairman of the Board or the Chief Executive Officer in like manner and on like notice upon the written request of three directors.

     Section 13.4 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

                                  Article 14

                   INFORMAL ACTION BY THE BOARD OF DIRECTORS

     Section 14.1 If all the directors consent in writing to any action to be taken by the Corporation, such action shall be as valid a corporation action as though it had been authorized at a meeting of the Board of Directors. Such written consent may be executed by the directors in any number of counterparts and by facsimile signature and shall be filed with the Secretary of the Corporation.

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                                  Article 15

                           COMPENSATION OF DIRECTORS

     Section 15.1 Directors and Directors Emeritus, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  Article 16

                                   OFFICERS

     Section 16.1 The officers of the Corporation shall be elected by the Board of Directors at its organization meeting and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also elect such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person. The Chief Executive Officer may, subject to change by the Board of Directors, appoint such officers and assistant officers as he or she may deem advisable, provided such officers or assistant officers have a title no higher than Senior Vice President, who shall hold office for such periods as the Chief Executive Officer may determine.

     Section 16.2 The compensation of all officers of the Corporation shall be fixed by the Board of Directors; provided, however, that the compensation of all
                                 --------  -------
officers and assistant officers with a title no higher than Senior Vice President, may be fixed by the Chief Executive Officer in accordance with the general salary administration programs and guidelines established by the Board.

     Section 16.3 The Board of Directors may remove any officer or agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board of Directors' judgment it is in the best interest of the Corporation; provided, further, that the Chief
                                            --------  -------
Executive Officer may remove any officer, assistant officer or agent with a title no higher than Senior Vice President. All persons shall be elected and employed subject to the provisions hereof. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or the Chief Executive Officer, as the case may be, and in accordance with Section 16.1.

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                                  Article 17

                          THE CHIEF EXECUTIVE OFFICER

     Section 17.1 The Chief Executive Officer of the Corporation shall have general executive powers and the usual duties of an executive officer with general supervision over and discretion of the affairs of the Corporation, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the office of Chief Executive Officer, or imposed by these Bylaws. The Chief Executive Officer shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                                  Article 18

                                 THE PRESIDENT

     Section 18.1 The President of the Corporation shall have such powers and duties as may be assigned to him by the Board or the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall have and exercise all powers conferred by these Bylaws or otherwise on the Chief Executive Officer.

                                  Article 19

                             THE VICE PRESIDENT(S)

     Section 19.1 The Vice Presidents shall have such authority and perform such duties as may be provided in these Bylaws or as shall be determined by the Board of Directors, the Chief Executive Officer or the President. Any Vice President may, in the discretion of the Board of Directors or the Chief Executive Officer, be designated as "Senior" or by department or functional classification. The Board of Directors may, in its discretion, confer the title of "Executive Vice President" upon an officer and establish the powers and duties pertaining to such office.

                                   Article 20

                                 THE SECRETARY

     Section 20.1 The Secretary shall attend all meetings of the Board of Directors and of the Shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

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                                  Article 21

                                 THE TREASURER

     Section 21.1 The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

                                  Article 22

                              ASSISTANT OFFICERS

     Section 22.1 Each assistant officer shall assist the performance of the duties of the Officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the Chief Executive Officer or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Chief Executive Officer shall from time to time determine.

                                  Article 23

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 23.1 Subject to the limitations hereinafter set forth, the Corporation shall indemnify each director, officer or employee of the Corporation or of any organization that he is serving as a director, officer or employee at the request of the Corporation, and his heirs, executors or administrators, to the full extent permitted by law, against all judgments, fines and liabilities, and/or reimburse him for all reasonable expenses (including, but not limited to, court costs, attorneys' fees and any amount paid in any settlement), which judgments, fines and liabilities and expense were incurred or expended in connection with any claim, suit, action or proceeding, whether civil, criminal, administrative or investigative, and whether or not the indemnified liabilities arises or arose from any action by or in the right of the corporation, in which he was involved because of anything he may have done or omitted to do as a director, officer or employee of the Corporation or of any organization that he may have served as a director, officer or employee at the request of the Corporation, but such indemnification and/or reimbursement can be made only if a determination is made as hereinafter provided that such indemnification and/or reimbursement should be made. Said indemnification and/or reimbursement can be made only if a determination has been made, with the advice of Counsel for the Corporation, by members of the Board of Directors not involved in the claim or proceeding, or by a disinterested person or persons named by said members of the Board of Directors not involved in the claim or proceeding, or by the shareholders or by independent legal counsel in a written opinion: (1) that the director, officer or employee acted or failed to act in

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good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and
(2) that the amount of the proposed indemnification and/or reimbursement is reasonable, and (3) that the proposed indemnification and/or reimbursement is just and proper and can be legally made by the Corporation under then existing law; and (4) that the indemnification and/or reimbursement shall be made by the Corporation in an amount stated in the Determination. The indemnification provided for herein shall be available so long as the act or failure to act giving rise to the claim for indemnification is not determined by a court to have constituted willful misconduct or recklessness. The Corporation shall have the power to buy and maintain insurance and to establish and fund a self-insurance indemnification reserve fund on behalf of the directors, officers and employees of the Corporation and a person serving at the request of the Corporation as a director, officer or employee of another organization, against liability incurred in any such capacity, or arising out of his status as such. The invalidity of any portion of this Section 24.1 shall not affect the validity or the remainder hereof.

     Section 23.2 The Corporation shall indemnify any director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

     Section 23.3 Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in Section 23.1 and 23.2 of this Article unless either a majority of the directors who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by Shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 23.1 and 23.2 of this Article.

     Section 23.4 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action,

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suit or proceeding as authorized in the manner provided under Section 23.3 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     Section 23.5 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such a person.

                                  Article 24

                              SHARE CERTIFICATES

     Section 24.1 The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the President or a Vice President and the Secretary or Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effects as if the officer had not ceased to be such at the date of its issue.

                                  Article 25

                              TRANSFER OF SHARES

     Section 25.1 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded upon the share register of the Corporation. No transfer shall be made if it would be inconsistent with the provision of Article 8 of the Pennsylvania Uniform Commercial Code.

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                                  Article 26

                               LOST CERTIFICATES

     Section 26.1 Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefore, The Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificates remaining outstanding.

                                  Article 27

                                   DIVIDENDS

     Section 27.1 The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation, as long as any dividend shall not be in violation of law of the Articles of Incorporation.

     Section 27.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                                  Article 28

                       FINANCIAL REPORT TO SHAREHOLDERS

     Section 28.1 The Chief Executive Officer shall present at each annual meeting of the shareholders a full and complete statement of the business and affairs of the corporation for the preceding year.

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

                                  Article 29

                                  INSTRUMENTS

     Section 29.1 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Chief Executive Officer or the Board of Directors may from time to time designate.

     Section 29.2 All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledge, verified, delivered or accepted, including those in connection with the fiduciary powers of the Corporation, on behalf of the Corporation by the Chief Executive Officer or other persons as may be designated by him.

                                  Article 30

                                  FISCAL YEAR

     Section 30.1 The fiscal year of the Corporation shall be the calendar year.

                                  Article 31

                                CORPORATE SEAL

     Section 31.1 The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words, "Corporate Seal, Pennsylvania". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

                                  Article 32

                          NOTICES AND WAIVERS THEREOF

     Section 32.1 Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail to his address or facsimile number appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or facsimile, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or, in the case of a facsimile transmission, when dispatched. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

     Section 32.2 Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether waiver before or after the time stated therein. Attendance of any person entitled to notice, whether in person or by proxy, at any meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.

                                  Article 33

                                  AMENDMENTS

     Section 33.1 These Bylaws may be altered, amended or repealed by the affirmative vote of the holders two-thirds of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened subject to change of such action by the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock.

                                  Article 34

                        PERSONAL LIABILITY OF DIRECTORS

     Section 34.1 A Director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action unless: (1) the Director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

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